As filed with the Securities and Exchange Commission on April 25, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(860) 728-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Trachsel, Esq.

Senior Vice President and General Counsel

United Technologies Corporation

One Financial Plaza

Hartford, Connecticut 06103

(860) 728-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lopez, Esq. Sandra L. Flow, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	David B. Harms, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-118810, 333-60276

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit(2)		Proposed maximum aggregate offering price(2)	Amount of registration fee
Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants and Common Stock	$400,000,000	(3)	100	%(2)	$400,000,000	$47,080

(1)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies at the dates of issuance.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(3)	Such amount represents the issue price of any Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants and Common Stock, and the exercise price of any Debt Securities issuable upon the exercise of Debt Warrants. Debt Warrants, Currency Warrants, Stock-Index Warrants and Common Stock may be sold separately or with Debt Securities or other Debt Warrants, Currency Warrants and Stock-Index Warrants. It is not practicable to determine the number of Debt Warrants, Currency Warrants and Stock-Index Warrants and the proposed maximum offering prices thereof at this time.

The contents of the registrant’s Registration Statements on Form S-3 (File Nos. 333-118810 and 333-60276) declared effective on September 13, 2004 and May 11, 2001, respectively, by the Securities and Exchange Commission, including each of the documents filed by the registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

EXHIBITS

The following documents are filed as exhibits to this Registration Statement.

EXHIBIT NUMBER	DESCRIPTION
5	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the Securities.
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).
24	Powers of Attorney (filed as Exhibit 24 to Registration Statement No. 333-118810 and Registration Statement No. 333-60276).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 25th day of April, 2005.

UNITED TECHNOLOGIES CORPORATION

By:	/s/ JAMES E. GEISLER
James E. Geisler Vice President, Finance

By:	/s/ GREGORY J. HAYES
Gregory J. Hayes Vice President, Accounting and Control; Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the 25th day of April, 2005.

Signatures	Title

* (George David)	Chairman, Director, President and Chief Executive Officer

/s/ JAMES E. GEISLER (James E. Geisler)	Vice President, Finance

/S/ GREGORY J. HAYES (Gregory J. Hayes)	Vice President, Accounting and Control; Controller

* (Jean-Pierre Garnier)	Director

* (Jamie S. Gorelick)	Director

* (Charles R. Lee)	Director

* (Richard D. McCormick)	Director

Signatures	Title
* (Harold W. McGraw III)	Director

* (Frank P. Popoff)	Director

* (H. Patrick Swygert)	Director

* (André Villeneuve)	Director

* (H. A. Wagner)	Director

* (Christine Todd Whitman)	Director

/S/ WILLIAM H. TRACHSEL *By: (Attorney-in-Fact)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the Securities.
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).
24	Powers of Attorney (filed as Exhibit 24 to Registration Statement No. 333-118810 and Registration Statement No. 333-60276).